Exhibit 99.1

Stanley Black & Decker Reports 3Q 2017 Results

New Britain, Connecticut, October 24, 2017 … Stanley Black & Decker (NYSE: SWK) today announced third quarter 2017 financial results.

•	3Q’17 Revenues Totaled $3.3 Billion, Up 14% Versus Prior Year, With Robust Organic Growth Of 7%

•	3Q’17 Diluted GAAP EPS Was $1.80; Excluding M&A Related Charges, 3Q’17 Diluted EPS Was $1.95, Up 16% Versus Prior Year, Reflecting Strong Operational Performance

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Raising Mid-Point Of And Tightening 2017 Full Year Diluted GAAP EPS Guidance Range To $8.20 To $8.30 (From $8.05 To $8.25); Raising Adjusted EPS Guidance Range To $7.33 To $7.43 (From $7.18 To $7.38), Up 13% - 14% Versus Prior Year, On Higher Organic Growth Expectations

•	Reiterating Free Cash Flow Conversion Estimate Of Approximately 100% Of Net Income

3Q’17 Key Points:

•	Net sales for the quarter were $3.3 billion, up 14% versus prior year, as acquisitions (+9%), volume (+7%) and currency (+1%) more than offset divestitures (-3%).

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Gross margin rate for the quarter was 38.0%. Excluding charges, the gross margin rate was 38.2%, up 60 basis points versus 3Q’16, as volume leverage and productivity more than offset increasing commodity inflation.

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SG&A expenses were 23.1% of sales. Excluding charges, SG&A expenses were 22.9% of sales, up 50 basis points versus 3Q’16, as investments in growth initiatives were partially offset by other cost management.

•	Operating margin rate was 14.8%. Excluding charges, operating margin rate was 15.3%, a 10 basis point expansion versus 3Q’16.

•	Restructuring charges for the quarter were $19.1 million. Excluding M&A related charges, restructuring charges for the quarter were $11.4 million compared to $9.1 million in 3Q’16.

Exhibit 99.1

•	Tax rate was 22.5%. Excluding charges, tax rate was 23.0% versus a rate of 24.0% in 3Q’16.

•	Average diluted shares outstanding for the quarter were 152.6 million versus 148.0 million a year ago, due primarily to share issuances in 4Q’16 associated with the Company’s 2013 Equity Units.

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Working capital turns for the quarter were 6.4, down 0.7 turns from prior year as a result of recent acquisitions and divestitures. Excluding acquisitions and divestitures, turns were flat versus prior year.

Stanley Black & Decker’s President and CEO, James M. Loree, commented, “Our results reflect continued focus on delivering strong financial performance while investing in a series of future growth opportunities and executing in accordance with our SFS 2.0 framework. Our team delivered 14% revenue growth, including 7% organic, and a 16% adjusted earnings per share increase with broad-based organic growth across most businesses and geographies. Tools and Storage led the way with 9% organic growth on strong, innovation-fueled operational execution and generally supportive markets around the world. Looking forward, our tools franchise continues to benefit from a series of growth catalysts including DC brushless, FlexVolt, the Newell Tools acquisition and beginning in mid-2018, the Craftsman brand. Industrial organic growth of 8% reflects Engineered Fastening’s continued expansion in the automotive and industrial markets, as well as strong growth in both of our infrastructure businesses. Our acquisitions added nine points of revenue growth as the integrations continue to progress at or ahead of plan.

“It is clear that our recent portfolio actions, along with our focus on our SFS 2.0 operating system, are creating multiple opportunities for our businesses to deliver sustained above-market organic growth and operating margin expansion. A little more than a year into the role, I could not be more pleased with the performance of this team as we continue on the path to achieve our 22/22 vision. Our intent is to deliver top-quartile financial performance, to become known as one of the world’s leading innovators and to demonstrate our strong commitment to social responsibility.”

Exhibit 99.1

3Q’17 Segment Results

($ in M)
	Sales	Profit	Charges1	Profit Ex- Charges1	Profit Rate	Profit Rate Ex- Charges1

Tools & Storage	$2,318	$396.6	$16.8	$413.4	17.1%	17.8%

Industrial	$504	$93.8	N/A	$93.8	18.6%	18.6%

Security	$477	$54.0	N/A	$54.0	11.3%	11.3%
1 See Merger And Acquisition (M&A) Related Charges On Page 5

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Tools & Storage net sales increased 22% versus 3Q’16 as acquisitions (+13%), volume (+9%) and currency (+1%) more than offset divestitures (-1%). The impact of price was relatively neutral versus 3Q’16. Organic growth was strong across all regions with emerging markets +16%, North America +9% and Europe +5%. Within the emerging markets all regions generated mid-teen organic growth from the continued success of mid-price-point product releases, higher e-commerce volumes and two country specific distribution model changes. North America share gains were fueled by strong commercial execution along with market-leading innovation, including expanded adoption and new product launches within the DEWALT FlexVolt system. Europe delivered another quarter of above-market organic growth enabled by new product innovation and successful commercial actions. Overall Tools & Storage segment profit rate, excluding charges, was 17.8%, up 40 basis points versus 3Q’16 as benefits of volume leverage and productivity more than offset growth investments and commodity inflation.

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Industrial net sales increased 9% versus 3Q’16 due to volume (+8%) and currency (+1%). Engineered Fastening organic revenues increased 6% as strong automotive system shipments and volume growth within general industrial markets more than offset declines within electronics. Infrastructure organic revenues were up 15% on increased Hydraulic Tools volumes from successful commercial actions and improved market conditions, as well as higher Oil & Gas volumes from North American onshore pipeline project extensions and greater global inspection activity. Overall Industrial segment profit rate was 18.6%, as volume leverage, productivity gains and cost control resulted in a 120 basis point expansion versus the 3Q’16 rate.

Exhibit 99.1

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Security net sales decreased 9% versus 3Q’16 as currency (+2%) and small, bolt-on commercial electronic security acquisitions (+3%) were more than offset by the sale of the Mechanical Security business (-14%). Europe delivered organic growth (+1%) as strength within the UK and the Nordics was partially offset by anticipated ongoing weakness in France. North America declined organically (-1%) as growth within healthcare was more than offset by lower commercial electronic security installations due to customer-directed project delays and a modest impact from the recent hurricanes in Texas and the Southeastern U.S. Overall Security segment profit rate was 11.3%, down from 13.7% last year, reflecting a decline of approximately 100 basis points related to the sale of the Mechanical Security business, as well as impacts from the aforementioned project delays, funding growth investments and mix.

2017 Outlook

Management is raising the mid-point of and tightening its 2017 EPS outlook to $8.20 - $8.30 from $8.05 - $8.25 on a GAAP basis and to $7.33 - $7.43 from $7.18 - $7.38 on an adjusted basis, as it expects stronger full year results attributable primarily to higher organic growth expectations. The Company is also reiterating its free cash flow conversion estimate of approximately 100%.

Donald Allan Jr., Executive Vice President and CFO, commented, “We are pleased to increase our 2017 guidance, which now reflects our belief that we will achieve organic growth approaching 6% and 13% - 14% earnings per share growth versus prior year. We are confident in our ability to deliver a strong close to 2017 by maintaining our focus on operational excellence and leveraging investments to deliver above market organic growth, while successfully integrating recent acquisitions. Additionally, we remain committed to a strong investment-grade credit rating and expect that our robust free cash flow generation will enable us to bring our credit metrics back in line by the end of 2017.

“As we look ahead to 2018, our strong day-to-day execution and commitment to SFS 2.0 give us confidence in our ability to deliver solid organic growth with operating leverage, earnings per share expansion and free cash flow conversion consistent with our long-term financial objectives.”

Exhibit 99.1

Merger And Acquisition (“M&A”) Related Charges

Total M&A related charges in 3Q’17 were $33.3 million, primarily related to restructuring, deal and integration costs, as well as non-cash inventory step-up charges. Gross margin included $9.6 million of these charges while SG&A included $7.4 million. Other, net and Restructuring included $5.4 million and $7.7 million, respectively, of these charges. In addition, a $3.2 million loss was recorded as a result of a small divestiture completed within the quarter.

The Company will host a conference call with investors today, October 24, 2017, at 8:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

The call will be accessible by telephone within the U.S. at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297, and via the Internet at www.stanleyblackanddecker.com. To participate, please register on the website at least fifteen minutes prior to the call and download and install any necessary audio software. Please use the conference identification number 89990701. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or +1 (404) 537-3406 using the passcode 89990701.  The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Exhibit 99.1

Investor Contacts:

Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

Michelle Hards
Director, Investor Relations
michelle.hards@sbdinc.com
(860) 827-3913

Media Contacts:

Shannon Lapierre
Vice President, Communications & Public Relations
shannon.lapierre@sbdinc.com
(860) 827-3575

Tim Perra
Vice President, Public Affairs
tim.perra@sbdinc.com
(860) 826-3260

Organic sales growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts. Operating margin is defined as sales less cost of sales and selling, general and administrative expenses. Management uses operating margin and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income, excluding the gain or loss on the sales of businesses. The normalized statement of operations and business segment information, as reconciled to GAAP on pages 12 and 13 for 2017, is considered relevant to aid analysis of the Company’s margin and earnings results aside from the material impact of the acquisition-related charges and gain or loss on the sales of businesses.

Exhibit 99.1

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not historical, including but not limited to those regarding the Company’s ability to: (i) achieve full year 2017 diluted GAAP EPS of $8.20 - $8.30 and Adjusted EPS of $7.33 - $7.43; (ii) generate 2017 free cash flow conversion approximating 100% excluding gains and losses on divestitures; (iii) achieve its 22/22 vision of doubling the size of the Company by 2022 while expanding its margin rate; (iv) bring its credit metrics back in line by the end of 2017; and (v) deliver solid organic growth with operating leverage, earnings per share expansion and free cash flow conversion in 2018 consistent with its long-term financial objectives, (collectively, the “Results”); are “forward-looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the Results as described above is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward-looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, or those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent, or based, upon: (i) the Company’s ability to deliver successful innovation in its products and services; (ii) the Company’s ability to invest in product, brand and commercialization of the Craftsman brand and to successfully integrate Newell Tools while remaining focused on its diversified industrial portfolio strategy; (iii) the Company’s ability to deliver overall organic growth approaching 6.0% in 2017; (iv) limit the impact of higher charges included in “Other, net” in 2017 ; (v) core (non M&A) restructuring charges being approximately $50 million in 2017 (inclusive of the 1Q 2017 approximately $13 million pension settlement), and 2017 tax rate relatively consistent with the 2016 levels; (vi) to identify, close and integrate appropriate acquisition opportunities, within desired timeframes at reasonable cost; (vii) successful integration of existing and any newly acquired businesses and formation of new business platforms; (viii) the continued acceptance of technologies used in the Company’s products and services, including DEWALT FLEXVOLT™ product; (ix) the Company’s ability to manage existing Sonitrol franchisee and MAC Tools relationships; (x) the Company’s ability to minimize costs associated with any sale or discontinuance of a business or product line, including any severance, restructuring, legal or other costs; (xi) the proceeds realized with respect to any business or product line disposals; (xii) the extent of any asset impairments with respect to any businesses or product lines that are sold or discontinued; (xiii) the success of the Company’s efforts to manage freight costs, steel and other commodity costs as well as capital expenditures; (xiv) the Company’s ability to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodity costs and any inflation increases and/or currency impacts; (xv) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xvi) the Company’s ability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges; (xvii) the Company’s ability to obtain favorable settlement of tax audits; (xvii) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (xix) the continued ability of the Company to access credit markets under satisfactory terms; (xx) the Company’s ability to negotiate satisfactory price and payment terms under which the Company buys and sells goods, services, materials and products; and (xxi) the Company’s ability to successfully develop, market and achieve sales from new products and services.

The Company’s ability to deliver the Results is also dependent upon: (i) the success of the Company’s marketing and sales efforts, including the ability to develop and market new and innovative products at the right price points in both existing and new markets; (ii) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (iii) the Company’s ability to continue improvements in working capital through effective management of accounts receivable and inventory levels; (iv) the ability to continue successfully managing and defending claims and litigation; (v) the success of the Company’s efforts to mitigate any adverse earnings impact resulting from, for example, increases in the cost of energy or significant Chinese Renminbi, Canadian Dollar, Euro, British Pound, Brazilian Real or other currency fluctuations; (vi) the geographic distribution of the Company’s earnings; (vii) the commitment to and success of the Stanley Fulfillment System including, core innovation, breakthrough innovation, digital and commercial excellence and functional transformation; and (viii) successful implementation with expected results of cost reduction programs.

The Company’s ability to achieve the Results will also be affected by external factors. These external factors include: challenging global geopolitical and macroeconomic environment, possibly including impact from “Brexit” or other similar actions from other EU member states; the economic environment of emerging markets, particularly Latin America, Russia, China and Turkey; pricing pressure and other changes within competitive markets; the continued consolidation of customers particularly in consumer channels; inventory management pressures on the Company’s customers; the impact the tightened credit markets may have on the Company or its customers or suppliers; the extent to which the Company has to write-off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; increasing competition; changes in laws, regulations and policies that affect the Company, including, but not limited to trade, monetary, tax and fiscal policies and laws; the timing and extent of any inflation or deflation; the impact of poor weather conditions on sales; currency exchange fluctuations; the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program; the strength of the U.S. and European economies; the impact from demand changes within world-wide markets associated with homebuilding and remodeling; the impact of events that cause or may cause disruption in the Company’s supply, manufacturing, distribution and sales networks such as war, terrorist activities, and political unrest, including hostilities on the Korean Peninsula; and recessionary or expansive trends in the economies of the world in which the Company operates. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.